UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 15, 2004

EDUCATION LENDING GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29995	33-0851387
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12760 High Bluff Drive, Suite 210, San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(858) 617-6080

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 Unregistered Sales of Equity Securities

On October 15, 2004, Education Lending Group, Inc. (the “Registrant”) acquired all of the limited liability company membership interests of FinancialAid.com LLC and the shares of capital stock of its affiliated entities. In consideration of the assets acquired, the Registrant paid an undisclosed amount of cash and issued 1,089,810 shares of its common stock to the sellers. Based on a formula agreed upon between the Registrant and the sellers, the shares issued in the transaction were deemed to have an aggregate market value of $15,181,053.

The securities were offered and sold without registration under the Securities Act of 1933, as amended (the “Act”) pursuant to Section 4(2). The issuance did not involve a public offering, the recipients acquired the shares of common stock for investment purposes and not for resale. Accordingly, the shares may not be transferred without registration under the Act and relevant state securities law unless they are transferred in transactions exempt from such registration. No underwriters or agents were engaged by the Registrant in the sale of the shares and, accordingly, the Registrant did not pay any underwriting discounts or commissions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Education Lending Group, Inc.

By:	/s/ James G. Clark
James G. Clark
Chief Financial Officer

Date: October 18, 2004